Registration No. 33-

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             __________________

                           REEBOK INTERNATIONAL LTD.
            (Exact name of registrant as specified in its charter)

             Massachusetts                     04-2678061
      (State or other jurisdiction of      (I.R.S. Employer
      incorporation or organization)       Identification No.)


          100 Technology Center Drive, Stoughton, Massachusetts 02072
      (Address of principal executive offices)         (Zip code)
                       ________________________

                      1987 Employee Stock Purchase Plan
                           (Full title of the plan)

                           John B. Douglas III, Esq.
                           Reebok International Ltd.
                          100 Technology Center Drive
                        Stoughton, Massachusetts  02072
                    (Name and address of agent for service)

                                 617-341-5000
         (Telephone number, including area code, of agent for service)
                              __________________
                        Calculation of Registration Fee
__________________________________________________________________________
                                    Proposed    Proposed
                                    maximum     maximum      Amount
Title of                            offering    aggregate    of
securities to be     Amount to be   price per   offering     registration
registered           registered     unit        price        fee

Common Stock         1,000,000      $30.5625*   $30,562,500  $10,539
$.01 par value,      shares
together with
related Common Stock
Purchase Rights
__________________________________________________________________________
* Estimated solely for the purpose of calculating the registration fee, on the basis of the average of the high and low prices of the Common Stock on the New York Stock Exchange on May 2, 1994.

As permitted by General Instruction E and Rule 429, this Registration Statement also relates to, and incorporates herein by reference, Registrant's Registration Statements on Form S-8 Nos. 33-14698 previously registering 1,000,000 shares, of which 98,204 shares remain unissued.

       PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents are incorporated herein by reference.

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, filed pursuant to Section
13(a) of the Securities Exchange Act of 1934 (the "Exchange
Act").

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the report referred to in (a) above.

     (c) The description of the Company's Common Stock which is contained in the Registrant's Registration Statement on Form 8-A dated July 12, 1985 and the description of Common Stock Purchase Rights contained in the Company's Registration Statement on Form 8-A dated July 27, 1990, Amendment No. 1 thereto dated April 1, 1991 and Amendment No. 2 thereto dated December 13, 1991, including any amendment or report filed for the purpose of updating such descriptions.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities.

     Not applicable

Item 5. Interests of Named Experts and Counsel.

     The opinion of counsel filed as Exhibit 5.1 to this Registration Statement was given by Randi S. Ingerman who is employed by the Company as Counsel. Ms. Ingerman currently holds options for 4,000 shares granted under the Company's stock option plans and is eligible to be granted additional options from time to time under the plans. Ms. Ingerman is the holder of 191 shares of the Company's Common Stock.

Item 6. Indemnification of Directors and Officers.

     Under Section 9 of the By-laws of the Company, the Registrant shall, to the extent legally permissible, indemnify each of its directors and officers (including persons who serve at its request as directors, officers or trustees of another organization or in any capacity with respect to any employee benefit plan) against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a director or officer, except with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the Registrant (any person serving another organization in one or more of the indicated capacities at the request of the Registrant who shall have acted in good faith in the reasonable belief that his action was in the best interests of such other organization to be deemed as having acted in such manner with respect to the Registrant) or, to the extent that such matter relates to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan; provided, however, that as to any matter disposed of by a compromise payment by such director or officer, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of the Registrant, after notice that it involves such indemnification: (a) by a disinterested majority of the directors then in office; or (b) by a majority of the disinterested directors then in office, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such director or officer appears to have acted in good faith in the reasonable belief that his action was in the best interests of the Registrant; or (c) by the holders of a majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested director or officer. Expenses, including counsel fees, reasonably incurred by any director or officer in connection with the defense or disposition of any such action, suit or other proceeding may be paid from time to time by the Registrant in advance of the final disposition thereof upon receipt of an undertaking by such director or officer to repay the amounts so paid to the Registrant if it is ultimately determined that indemnification for such expenses is not authorized under Section 9. The right of indemnification provided by Section 9 of the By-laws is not to be exclusive of or affect any other rights to which any director or officer may be entitled. As used in said Section 9, the terms "director" and "officer" include their respective heirs, executors and administrators, and an "interested" director or officer is one against whom in such capacity the proceedings in question or another proceeding on the same or similar grounds is then pending. Nothing contained in Section 9 shall affect any rights to indemnification to which corporate personnel other than directors and officers may be entitled by contract or otherwise under law.

     Article 6(k) of the Registrant's Articles of Organization provides that no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director to the extent provided by applicable law notwithstanding any provision of law imposing such liability; provided, however, that such Article 6(k) shall not eliminate the liability of a director (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 61 or 62 of the Business Corporation Law of The Commonwealth of Massachusetts, or (iv) for any transaction from which the director derived an improper personal benefit. This provision shall not be construed in any way so as to impose or create liability. The foregoing provisions of Article 6(k) shall not eliminate the liability of a director for any act or omission occurring prior to the date on which Article 6(k) became effective. No amendment to or repeal of Article 6(k) shall apply to or have any effect on the liability or alleged liability of any director or the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.


Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

     Exhibit No.   Description of Exhibit

     4.1           1987 Employee Stock Purchase Plan

     5.1           Opinion of Counsel.

     23.1          Consent of Ernst & Young.

     24.1          Power of Attorney (see signature pages)


Item 9.  Undertakings.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:


               (i)  To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs
(i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stoughton, The Commonwealth of Massachusetts on the 6th day of May, 1994.


                              REEBOK INTERNATIONAL LTD.




                              By:/s/ PAUL R. DUNCAN
                                 Paul R. Duncan
                                 Executive Vice President
                                 and Chief Financial Officer

     We the undersigned officers and directors of Reebok International Ltd., hereby severally constitute Paul R. Duncan, John B. Douglas III and Randi S. Ingerman, and each of them singly, our true and lawful attorneys, with full power to them and each of them to sign for us, and in our names in the capacities indicated below, any and all registration statements and amendments to registration statements filed with the Securities and Exchange Commission for the purpose of registering Common Stock of Reebok International Ltd., hereby ratifying and confirming our signatures as they may be signed by our said attorneys to any and all said registration statements and amendments to registration statements.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

     WITNESS our hands on the 6th day of May, 1994.


Signature                     Title


/s/ PAUL FIREMAN              President and
Paul Fireman                  Chief Executive Officer
                              (Principal Executive Officer)
                              and Chairman of the Board of
                              Directors



/s/ PAUL R. DUNCAN            Executive Vice President and Chief
Paul R. Duncan                Financial Officer (Principal
                              Financial and Accounting Officer)
                              and Director


/s/ JOHN H. DUERDEN           Executive Vice President,
John H. Duerden               Reebok Worldwide Operations and
                              Director



/s/ ROBERT MEERS              Executive Vice President,
Robert Meers                  Specialty Business Group and
                              Director



/s/ JILL E. BARAD             Director
Jill E. Barad



/s/ DANIEL E. GILL            Director
Daniel E. Gill



/s/ BERTRAM M. LEE, SR.       Director
Bertram M. Lee, Sr.



/s/ RICHARD G. LESSER         Director
Richard G. Lesser



/s/ WILLIAM M. MARCUS         Director
William M. Marcus



/s/ GEOFFREY NUNES            Director
Geoffrey Nunes



/s/ JOHN A. QUELCH            Director
John A. Quelch

                               EXHIBIT INDEX




Exhibit        Description                   Location


4.1            1987 Employee Stock Purchase  Filed herewith
               Plan

5.1            Opinion of Counsel            Filed herewith

23.1           Consent of Ernst & Young      Filed herewith

24.1           Power of Attorney             Signature Pages